Exhibit 99.(o)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rana J. Wright and Joseph J. Allessie (with full power to each of them to act alone and with full power of substitution) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her name, place and stead in any and all capacities, to make, execute and sign any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable or which may be required to enable Harris Oakmark ETF Trust  (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-1A under the Acts and any and all amendments to such Registration Statement (including post-effective amendments), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Thomas H. Hayden	Trustee and Chair of the Board of Trustees	July 22, 2024
Thomas H. Hayden

/s/ Hugh T. Hurley, III	Trustee	July 22, 2024
Hugh T. Hurley, III

/s/ Patricia Louie	Trustee	July 22, 2024
Patricia Louie

/s/ Christine M. Maki	Trustee	July 22, 2024
Christine M. Maki

/s/ Laurence C. Morse, Ph.D	Trustee	July 22, 2024
Laurence C. Morse, Ph.D

/s/ Mindy M. Posoff	Trustee	July 22, 2024
Mindy M. Posoff

/s/ Steven S. Rogers	Trustee	July 22, 2024
Steven S. Rogers

/s/ Kristi L. Rowsell	Trustee	July 22, 2024
Kristi L. Rowsell